Exhibit 99.1

THIS SECOND AMENDING AGREEMENT dated as of the 17th day of August, 2005

BETWEEN:

SMTC MANUFACTURING CORPORATION OF CALIFORNIA

SMTC MANUFACTURING CORPORATION OF WISCONSIN

SMTC MANUFACTURING CORPORATION OF MASSACHUSETTS

SMTC MEX HOLDINGS, INC.

collectively, as US Borrowers

- and -

CONGRESS FINANCIAL CORPORATION (CENTRAL)

as Lender and US Collateral Agent

WHEREAS US Borrowers, Lender and US Collateral Agent entered into a loan agreement dated June 1, 2004 (the “Loan Agreement”) pursuant to which certain credit facilities were established in favour of US Borrowers;

AND WHEREAS US Borrowers, Lender and US Collateral Agent entered into a first amending agreement in respect of the Loan Agreement dated March 10, 2005 (the “Original Amending Agreement”) amending certain terms and conditions of the Loan Agreement;

AND WHEREAS the US Borrowers, Lender and US Collateral Agent entered into a first amending agreement in respect of the Loan Agreement dated March 31, 2005 (the “First Amending Agreement”) amending certain terms and conditions of the Loan Agreement and providing that the terms of the First Amending Agreement supercede and replace, in its entirety, the Original Amending Agreement to the effect that the Original Amending Agreement is deemed to have had no force and effect and to the same extent as if it had never been executed and delivered;

AND WHEREAS Lender and US Collateral Agent have executed a consent and release letter dated July 4, 2005 (the “Consent”) providing, among other things, their consent to the sale by SMTC Manufacturing Corporation of Wisconsin to SMT Engineering, LLC of certain assets;

AND WHEREAS the parties wish to enter into this agreement to amend certain terms and conditions of the Loan Agreement and the First Amending Agreement;

NOW THEREFORE THIS SECOND AMENDING AGREEMENT WITNESSES THAT in consideration of the covenants and agreements contained herein and for other good and valuable consideration, the parties hereto agree to amend the Loan Agreement and the First Amending Agreement as provided herein:

Section 1	General

In this Second Amending Agreement, unless otherwise defined or the context otherwise requires, all capitalized terms shall have the respective meanings specified in the Loan Agreement.

Section 2	To be Read with Loan Agreement

This Second Amending Agreement is an amendment to the Loan Agreement and the First Amending Agreement. Unless the context of this Second Amending Agreement otherwise requires, the Loan Agreement, the First Amending Agreement, the Consent and this Second Amending Agreement shall be read together and shall have effect as if the provisions of the Loan Agreement, the First Amending Agreement, the Consent and this Second Amending Agreement were contained in one agreement. The term “Agreement” when used in the Loan Agreement means the Loan Agreement as amended by the First Amending Agreement, the Consent and this Second Amending Agreement, together with all amendments, modifications, supplements, extensions, renewals, restatements, replacements and novations thereof from time to time.

Section 3	No Novations

Nothing in this Second Amending Agreement, nor in the Loan Agreement when read together with the First Amending Agreement, the Consent and this Second Amending Agreement, shall constitute a novation, payment, re-advance or reduction or termination in respect of any Obligations.

Section 4	Amendments to Loan Agreement

Section 1 (“Definitions”) of the Loan Agreement is amended by adding the following definition in its proper alphabetical order:

“1.98B “Suspension Notice Period”

“Suspension Notice Period” shall have the meaning set forth in Section 6.3(b) hereof.”

Section 5	Amendments to First Amending Agreement

Section 4(c) of the First Amending Agreement is hereby deleted and replaced with the following:

“(c)	Section 6.3 (“Collection of Accounts”) of the Loan Agreement is hereby deleted and replaced with the following:

“6.3 Collection of Accounts

(a)	Each US Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case,

“Blocked Accounts”) as Lender may specify, and Lender may establish and maintain bank accounts of Lender (“Payment Accounts”) in each case with such banks as are acceptable to Lender into which US Borrowers shall, in accordance with Lender’s instructions, promptly deposit, and direct their account debtors that remit payments by electronic funds transfers to directly remit, all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into deposit account control agreements (each, a “Deposit Account Control Agreement”), in form and substance satisfactory to Lender, acting reasonably, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no Lien upon, or right to set-off against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to the Payment Accounts or such other bank account of Lender as Lender may from time to time designate for such purpose. Each US Borrower agrees that all payments made to such Blocked Accounts or Payment Accounts or other funds received and collected by Lender and/or US Collateral Agent, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise, shall be the property of Lender.

(b)	Notwithstanding Section 6.3(a) above, Lender, at the request of all US Borrowers, shall provide US Borrowers and their respective Subsidiaries (if applicable) or HTM with dominion and control over the Blocked Accounts (and other accounts of such Subsidiaries, if applicable, or HTM) by suspending (the “Suspension”) the operation of certain provisions of such Deposit Account Control Agreements by executing and delivering a notice (each, a “Cash Dominion and Control Release Notice”), in substantially the form attached as Schedule 6.3 hereto and in form and substance satisfactory to Lender, to the banks party to such Deposit Account Control Agreements provided:

(i)	US Borrowers provide Lender with twenty (20) days prior written notice that it requires a period of Suspension (a “Suspension Notice Period”);

(ii)

prior to the effectiveness of such Suspension and during the Suspension Notice Period, Lender or its designees shall be entitled solely to confirm that, at US Borrowers’ cost and expense, the amount of Total Excess Availability is not less than the greater of (A) US$2,500,000 or (B) twenty-five (25%) percent of the sum of the then outstanding and unpaid Revolving Loans under this Agreement and the Revolving Loans (as defined in the Canadian

Loan Agreement) under the terms and conditions as existed immediately prior to the Suspension Notice Period; and

(iii)	during such Suspension, the amount of Total Excess Availability is not less than the greater of (A) US$2,500,000 or (B) twenty-five (25%) percent of the sum of the then outstanding and unpaid Revolving Loans under this Agreement and the Revolving Loans (as defined in the Canadian Loan Agreement), in either case, for a period in excess of three (3) consecutive Business Days.

US Borrowers and Lender agree that a Suspension shall be in effect (A) upon Lender confirming that the Total Excess Availability test set out in subparagraph (b)(ii) immediately above has been satisfied, (B) upon execution and delivery of the applicable Cash Dominion and Control Release Notice by Lender, the applicable bank and each US Borrower and (C) only so long as (1) the Total Excess Availability test set out in subparagraph (b)(iii) immediately above is satisfied and (2) no Event of Default exists or has occurred and is continuing. For greater certainty, each US Borrower acknowledges and agrees that any Suspension shall immediately be terminated, and Lender shall immediately have dominion and control over the Blocked Accounts pursuant to the Deposit Account Control Agreements, at any time that the Total Excess Availability test set out in subparagraph (b)(iii) immediately above is not satisfied or an Event of Default exists or has occurred and is continuing and Lender may, but shall not be obligated, to provide notice to the bank party to the applicable Deposit Account Control Agreement notifying it of the termination of such Suspension.

(c)

For purposes of calculating the amount of the Loans available to US Borrowers, such payments referred to in Section 6.3(a) above will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender’s usual and customary practices as in effect from time to time and within sufficient time to credit applicable US Borrower’s loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations on the date of receipt of immediately available funds by Lender in the Payment Accounts provided such payments or other funds and notice thereof are received in accordance with Lender’s usual and customary practices as in effect from time to time and within sufficient time to credit applicable US Borrower’s loan account on such day, and if not, then on the next Business Day. If Lender receives funds in a Payment Account at any time at which no Obligations are outstanding or in excess of such outstanding Obligations, Lender shall transfer such funds to applicable US Borrower at such account as such US

Borrower may direct, provided that such US Borrower shall, at Lender’s request, deposit such funds to an account maintained at the bank at which the Payment Accounts are maintained and, prior to such transfer, shall execute and deliver to US Collateral Agent a cash collateral agreement in form and substance satisfactory to US Collateral Agent providing to US Collateral Agent a first priority Lien over such account.

(d)	Except during a Suspension, US Borrowers and all of their affiliates, Subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts or the Payment Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event, other than during a Suspension, shall the same be commingled with a US Borrower’s own funds. Each US Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account or Payment Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts or the Payment Accounts arising out of Lender’s payments to or indemnification of such bank or person. The obligation of each US Borrower to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.”

Section 6	Representations and Warranties

In order to induce Lender to enter into this Second Amending Agreement, each US Borrower represents and warrants to Lender as follows, which representations and warranties shall survive the execution and delivery hereof:

(a)	the representations and warranties set forth in Section 8 of the Loan Agreement continue to be true and correct as of the date hereof;

(b)	the execution, delivery and performance of this Second Amending Agreement and the transactions contemplated hereunder are all within each US Borrower’s corporate powers, have been duly authorized and are not in contravention of law or the terms of each US Borrower’s certificate of incorporation, by-laws or other organizational documentation, or any indenture, agreement or undertaking to which a US Borrower is a party or by which a US Borrower or its property is bound. Each US Borrower has duly executed and delivered this Second Amending Agreement. This Second Amending Agreement constitutes a legal, valid and binding obligation of each US Borrower, enforceable against it by Lender and US Collateral Agent in accordance with its terms;

(c)	no Event of Default exists; and

(d)	each US Borrower is in compliance with the covenants contained in Section 6, Section 7 and Section 9 of the Loan Agreement.

Section 7	Conditions Precedent

This Second Amending Agreement shall not be effective until each of the following conditions has been met to the satisfaction of Lender or has been waived in writing (in whole or in part) by Lender in its sole discretion:

(a)	Lender has received, in form and substance satisfactory to Lender, an original copy of each of the following documents:

(i)	this Second Amending Agreement executed by each US Borrower and the other Obligors party hereto;

(ii)	documentation in connection with corporate actions and proceedings which Lender may have requested in connection herewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

(iii)	certificate of incumbency executed by each US Borrower;

(iv)	all consents, waivers, acknowledgements and other agreements from third parties which Lender may deem necessary or desirable in order to give effect to the provisions or purposes of this Second Amending Agreement;

(v)	originals or copies, as determined by Lender, of such other documents and instruments as are reasonably required by Lender, including all other documents listed on the closing agenda relating to the transactions contemplated herein;

(b)	US Borrowers have paid all fees, expenses and disbursements, including, without limitation, legal fees, incurred by or payable to Lender or US Collateral Agent in connection with this Second Amending Agreement;

(c)	all requisite corporate actions and proceedings in connection with this Second Amending Agreement shall have been completed;

(d)	no Event of Default exists; and

(e)	no material adverse change shall have occurred with respect to a US Borrower or any Obligor since the date of Lender’s latest field examination and no change or event shall have occurred which would have a material adverse effect on a US Borrower or any Obligor.

Section 8	Expenses

US Borrowers shall pay all fees, expenses and disbursements including, without limitation, legal fees, incurred by or payable to Lender or US Collateral Agent in connection with any confirmation of the amount of Total Excess Availability contemplated hereunder and the preparation, negotiation, completion, execution, delivery and review of this Second Amending Agreement and all other documents and instruments arising therefrom and/or executed in connection therewith.

Section 9	Continuance of Loan Agreement and Security

The Loan Agreement, as changed, altered, amended or modified by the First Amending Agreement, the Consent and this Second Amending Agreement, shall be and continue in full force and effect and is hereby confirmed and the rights and obligations of all parties thereunder shall not be affected or prejudiced in any manner except as specifically provided for in the First Amending Agreement, the Consent and herein. It is agreed and confirmed that after giving effect to this Second Amending Agreement, all security delivered by US Borrowers secures the payment of all of the Obligations including, without limitation, the obligations arising under the Loan Agreement, as amended by the terms of the First Amending Agreement, the Consent and the Second Amending Agreement.

Section 10	Counterparts

This Second Amending Agreement may be executed in any number of separate original or facsimile counterparts, each of which shall be deemed an original and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 11	Governing Law

The validity, interpretation and enforcement of this Second Amending Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois without giving effect to principles of conflicts of laws.

Section 12	Effective Date

Notwithstanding the date of execution, the terms of this Second Amending Agreement are effective as of July 26, 2005.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties hereto have executed this Second Amending Agreement as of the day and year first above written.

US COLLATERAL AGENT AND LENDER		US BORROWER

CONGRESS FINANCIAL CORPORATION (CENTRAL)		SMTC MANUFACTURING CORPORATION OF CALIFORNIA

By:	/s/ Niall H. Hamilton	By:	/s/ John Caldwell
Name:	Niall H. Hamilton	Name:	John Caldwell
Title:	Senior Vice President	Title:	President & CEO
Congress Financial Corporation (Canada)

Address:		Address:

150 South Wacker Drive		2302 Trade Zone Boulevard
Chicago, Illinois 60606		San Jose, California
USA 95131

Fax: (312) 332-0424		Fax No: (408) 934-7101

US BORROWER		US BORROWER

SMTC MANUFACTURING CORPORATION OF WISCONSIN		SMTC MANUFACTURING CORPORATION OF MASSACHUSETTS

By:	/s/ John Caldwell	By:	/s/ John Caldwell
Name:	John Caldwell	Name:	John Caldwell
Title:	President & CEO	Title:	President & CEO

Address:		Address:

2222 E. Pensar Drive		109 Constitution Blvd.
Appleton, Wisconsin		Unit 160
USA		Franklin, Massachusetts
USA

Fax No: (920) 739-4830		Fax No: (508) 520-9351

US BORROWER

SMTC MEX HOLDINGS, INC.

By:	/s/ John Caldwell
Name:	John Caldwell
Title:	President & CEO

Address:

635 Hood Road
Markham, Ontario
Canada, L3R 4N6

Fax No: (905) 479-5326

Each of the undersigned Obligors hereby:

(a)	acknowledges, confirms and agrees that such Obligor’s Financing Agreements (as each of the same may have been amended, modified, supplemented, extended, renewed, restated or replaced) remain in full force and effect as at the date hereof in respect of the Obligations under the Loan Agreement; and

(b)	acknowledges and confirms that such Obligor has received a copy of the Loan Agreement and this Second Amending Agreement and understands the terms thereof.

Dated as of the 17th day of August, 2005.

SMTC CORPORATION		SMTC MANUFACTURING CORPORATION OF NORTH CAROLINA

By:	/s/ John Caldwell	By:	/s/ John Caldwell
Name:	John Caldwell	Name:	John Caldwell
Title:	President & CEO	Title:	President & CEO

SMTC MANUFACTURING CORPORATION OF TEXAS		HTM HOLDINGS, INC.

By:	/s/ John Caldwell	By:	/s/ John Caldwell
Name:	John Caldwell	Name:	John Caldwell
Title:	President & CEO	Title:	President & CEO

RADIO COMPONENTES DE MEXICO, S.A. DE C.V.		SMTC DE CHIHUAHUA, S.A. DE C.V.

By:	/s/ John Caldwell	By:	/s/ John Caldwell
Name:	John Caldwell	Name:	John Caldwell
Title:	President & CEO	Title:	President & CEO